Exhibit 10.3

AUTOWEB, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into as of October 22, 2018 by and between AutoWeb, Inc., a Delaware corporation (“Company”), and Sara Partin (“Indemnitee”).

Background

In order to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for indemnification and advancement of expenses to Indemnitee to the maximum extent permitted by law.

The Company’s Seventh Amended and Restated Bylaws, as amended (“Bylaws”), and the Company’s Sixth Restated Certificate of Incorporation, as amended (“Certificate”), require that the Company indemnify the directors, officers, employees and other agents of the Company, including persons serving at the request of the Company in those capacities with other corporations or enterprises, as authorized by the General Corporation Law of the State of Delaware, as amended (“DGCL”), and the Bylaws and the Certificate each expressly provide that the indemnification provided therein is not exclusive and contemplates that the Company may enter into separate agreements with its directors, officers, employees and other agents of the Company.

Indemnitee does not believe that the protection currently provided by applicable law, the Bylaws, the Certificate and available insurance may be adequate under the circumstances, and the Company has determined that Indemnitee and other directors, officers, employees and agents of the Company may not be willing to serve or continue to serve in such capacities without additional protections. The Company desires and has requested Indemnitee to serve or continue to serve as a director, officer, employee or agent of the Company, as the case may be, and has proffered this Agreement to Indemnitee as an additional inducement to serve in such capacity. Indemnitee is willing to serve, or to continue to serve, as a director, officer, employee or agent of the Company, as the case may be, if Indemnitee is furnished the indemnity provided herein by the Company.

This Agreement is a supplement to, and in furtherance of, the Bylaws, the Certificate and any resolutions adopted pursuant thereto, and must not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

In consideration of Indemnitee’s agreement to serve and the mutual agreements set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Agreement

1. Services to the Company. Indemnitee will serve, at the will of the Company (or its stockholders, as applicable) or under separate contract if any such contract exists, as Senior Vice President and Chief Human Resources Officer, or as a director, officer, agent or other fiduciary of an affiliate of the Company, including any subsidiary or employee benefit plan of the Company (each, an “Affiliate”), to the best of Indemnitee’s ability so long as Indemnitee remains in such position(s); provided, however, that (i) Indemnitee may at any time and for any reason resign from such position(s) (subject to any contractual obligation that Indemnitee may have assumed apart from this Agreement or any obligation imposed by operation of law), and (ii) neither the Company nor any Affiliate have any obligation under this Agreement to continue Indemnitee in any such position(s). This Agreement is not an employment contract between the Company (or any of its Affiliates) and Indemnitee. Nothing in this Agreement may be construed or interpreted as giving Indemnitee any right to be retained in the employ of the Company (or any of its Affiliates). Indemnitee specifically acknowledges and agrees that except as may be provided in a written employment contract between Indemnitee and the Company or an Affiliate: (i) Indemnitee’s employment with the Company or any of its Affiliates is at-will, and (ii) Indemnitee may be discharged at any time for any reason. The foregoing notwithstanding, this Agreement will continue in force after Indemnitee has ceased to serve as Senior Vice President and Chief Human Resources Officer of the Company.

2. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of the Bylaws, the Certificate, the DGCL or other applicable law. The phrase “to the fullest extent authorized or permitted” includes to the fullest extent authorized or permitted by any amendments or replacements of the Bylaws, the Certificate, or the DGCL (or other applicable law) adopted or enacted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors, officers, employees or agents.

3. Additional Indemnity. In addition to, and not in limitation of, the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Company hereby further agrees to hold harmless and indemnify Indemnitee against any and all Expenses (as defined below) that Indemnitee becomes legally obligated to pay because of any claim or claims made against or by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding whether by or in the right of the Company or otherwise and whether civil, criminal, legislative, arbitrational, administrative or investigative, and whether formal or informal including any appeal therefrom, to which Indemnitee is, was or at any time becomes a party, potential party, or a participant, including as a non-party witness or otherwise, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or other agent of the Company, or is or was serving, or at any time serves at the request of, the Company or any Affiliate as a director, officer, employee or other agent (including a trustee, partner or manager) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, including an Affiliate (collectively, a “Proceeding”), in each case whether or not Indemnitee was serving in that capacity at the time any liability or Expense is incurred. The definition of “Proceeding” must be considered met if Indemnitee in good faith believes the situation might lead to or culminate in the institution of a Proceeding. “Expenses” mean all expenses, including attorneys’ fees, witness fees, fees of experts, forensic consultants and other professionals, retainers, court costs, travel expenses, photocopying, printing and binding costs, telephone charges, and any other cost, disbursement or expense customarily incurred in connection with defending, prosecuting, preparing to prosecute or defend, investigating, being prepared to be a witness in, responding to a subpoena or other discovery request, or otherwise participating in, a Proceeding, damages, penalties, interest charges thereon, judgments, fines, and amounts paid in settlement, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties imposed on Indemnitee, costs associated with any appeals, including without limitation the premium, security for, and other costs relating to any costs bond, supersedeas bond, or other appeal bond or its equivalent, and any other amounts for time spent by Indemnitee for which Indemnitee is not compensated by the Company or any Affiliate or third party for any period during which Indemnitee is not an agent, in the employment of, or providing services for compensation to, the Company or any Affiliate. Without limiting the generality of the foregoing, references to “serving at the request of the Company as a director, officer, employee or agent” includes: (i) Indemnitee’s performance of services for, on behalf of, or for the benefit of the Company or any Affiliate while Indemnitee is serving as a director, officer, employee or other agent of the Company or an Affiliate regardless of whether Indemnitee is at the time a director, officer or employee of the Company or the Affiliate for, on behalf of, or for the benefit of which Indemnitee performed services; or (ii) any service by Indemnitee that imposes duties on, involves services by, Indemnitee with respect to an employment benefit plan, its participants or beneficiaries, including as a deemed fiduciary thereto.

4. Limitations on Additional Indemnity. No indemnity pursuant to Sections 2 or 3 hereof must be paid by the Company:

(a)  On account of any claim against Indemnitee solely for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) (“Section 16(b)”) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or similar provisions of any federal, state or local statutory law; provided, that with respect to a claim against Indemnitee solely for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) or similar provisions of any federal, state or local law, Indemnitee is entitled to the advancement of legal expenses unless the Company reasonably determines that Indemnitee clearly violated Section 16(b) and must disgorge profits to the Company pursuant to the terms thereof. Notwithstanding anything to the contrary stated or implied in this Section 4(a), indemnification pursuant to this Agreement relating to any Proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) or similar provisions of any federal, state or local laws is not prohibited if Indemnitee ultimately establishes in any Proceeding that no recovery of such profits from Indemnitee is permitted under Section 16(b) or similar provisions of any federal, state or local laws;

(b)  On account of any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), provided, Indemnitee is entitled to advancement of Expenses related to, arising out of, or resulting from a Proceeding to recover such compensation or profits prior to the final adjudication of that Proceeding;

(c)  On account of Indemnitee’s conduct that is established by a final judgment, not subject to appeal, as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(d)  On account of Indemnitee’s conduct that is established by a final judgment, not subject to appeal, as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee was not legally entitled;

(e)  For which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement and such payment fully compensates Indemnitee against all expenses. Notwithstanding anything to the contrary stated or implied in this Section 4(e), (i) Indemnitee has no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple persons possessing those obligations to Indemnitee prior to the Company’s satisfaction and performance of its obligations under this Agreement; and (ii) the Company must perform fully its obligations under this Agreement regardless of whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company;

(f)  If indemnification is not lawful, as established by the Company by a final judgment on such issue not subject to appeal; or

(g)  In connection with any Proceeding (or part thereof) initiated by Indemnitee, or any Proceeding by Indemnitee against the Company or an Affiliate or the directors, officers, employees or other agents of the Company or an Affiliate, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Company’s Board of Directors (“Board”), (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL or any other applicable law, (iv) the Proceeding is initiated pursuant to Section 10 hereof, or (v) the Proceeding initiated by Indemnitee is a cross-claim or counter-claim.

5. Continuation of Indemnity. All agreements and obligations of the Company contained herein continue during the period Indemnitee is a director, officer, employee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or other agent (including trustee, partner or manager) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise) and will continue thereafter so long as Indemnitee is subject to any Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.

6. Partial Indemnification. The Company will indemnify Indemnitee for a portion of the Expenses that Indemnitee becomes legally obligated to pay in connection with any Proceeding even if not entitled hereunder to indemnification for the total amount thereof, and the Company must indemnify Indemnitee for the portion thereof to which Indemnitee is entitled and the acceptance of such partial payment will not be an admission by Indemnitee that he or she is not entitled to all of his or her Expenses or a bar against Indemnitee seeking recovery of the full amount of Expenses.

7. Notice and Other Indemnification Procedures.

(a) Notification of Proceeding. Indemnitee agrees to notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding. The failure of Indemnitee to so notify the Company does not relieve the Company of any obligation that it may have to Indemnitee under this Agreement or otherwise and any delay in giving notice will not constitute a waiver by Indemnitee of any rights under this Agreement.

(b) Request for Indemnification and Indemnification Payments. Upon written request by Indemnitee for indemnification, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto must be made in the specific case:  (i) if a Change in Control (as defined in Section 8(b)) shall have occurred, by Independent Counsel (as defined below) in a written opinion to the Board, a copy of which must be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors (as defined below), even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which must be delivered to Indemnitee or (D) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee must be made promptly, but in no event more than ten (10) days after such determination.  Indemnitee agrees to cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by or on behalf of Indemnitee in so cooperating with the person, persons or entity making such determination must be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company must advise Indemnitee promptly in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. Claims for advancement of Expenses must be made under the provisions of Section 9 of this Agreement.

In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel must be selected as provided in this Section 7(b). If a Change in Control shall not have occurred, the Board must select the Independent Counsel, and the Company must give prompt, written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, Indemnitee must select the Independent Counsel (unless Indemnitee requests that the selection be made by the Board, in which event the preceding sentence applies), and Indemnitee must give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection has been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to the selection; provided, however, that the objection may be asserted only on the basis that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined below, and the objection must set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until the objection is withdrawn or the Delaware Court of Chancery has determined that such objection is without merit. If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification and the final disposition of the Proceeding, no Independent Counsel has been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court of Chancery for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by that court or by such other person as that court may designate, and the person with respect to whom all objections are so resolved or the person so appointed will act as Independent Counsel. The Company agrees to pay the reasonable fees and expenses, including any retainer or advance, of the Independent Counsel referred to above and to indemnify such counsel fully against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. “Disinterested Director” means a director of the Company who is not, and was not, a party to the Proceeding in respect of which indemnification is sought by Indemnitee. “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company, any Affiliate or Indemnitee in any matter material to any such person (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(c) Notice to Insurers. If, at the time of the receipt by the Company of a notice pursuant to Section 7(a) hereof, the Company has liability insurance in effect which may cover that Proceeding, the Company must give prompt notice of the commencement of that Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company must thereafter take all necessary or desirable action to cause those insurers to pay, on behalf of Indemnitee, all Expenses payable to Indemnitee in respect of such Proceeding in accordance with the terms of their policies, but any such action by the Company will not relieve it of its obligations hereunder.

(d) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement may be required to be made prior to the final disposition of the Proceeding as to Indemnitee.

8. Assumption of Defense.

(a) In the event the Company is requested by Indemnitee to pay the Expenses of any Proceeding, the Company, if appropriate, will be entitled to assume the defense of that Proceeding, or to participate to the extent permissible in that Proceeding, with counsel approved by Indemnitee, which approval may not be unreasonably withheld or delayed. Upon assumption of the defense by the Company and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, that Indemnitee will have the right to employ separate counsel in that Proceeding at Indemnitee’s sole cost and expense. After the Company has assumed the defense of a Proceeding, Indemnitee will be entitled to, at Indemnitee’s own expense, engage counsel for the purpose of monitoring the defense being provided by counsel retained by the Company, and the Company must direct that counsel to cooperate with and provide requested information to Indemnitee’s monitoring counsel. Notwithstanding the foregoing, if (i) Indemnitee’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any defense in the Proceeding, (ii) the Company has not, in fact, employed counsel or otherwise actively pursued the defense of the Proceeding within a reasonable time, or thereafter reasonably maintained the defense of the Proceeding, (iii) there has been a Change in Control (as defined below), or (iv) Indemnitee reasonably concludes that counsel engaged by the Company on behalf of Indemnitee may not adequately represent Indemnitee, then in any such event the fees and expenses of Indemnitee’s counsel to defend the Proceeding must be at the expense of the Company and subject to the indemnification and advancement of expenses provisions of this Agreement. Provided, however, that in the event there are other defendants in a Proceeding who are entitled to counsel other than counsel engaged by the Company, the Company will only be obligated to pay the fees and expenses of one (1) counsel for all those defendants, including Indemnitee, unless Indemnitee’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest that would prevent one (1) counsel from representing all such defendants, including Indemnitee.

(b) For purposes of this Agreement, a “Change in Control” is deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company’s then outstanding Voting Securities (as defined below), increases his, her or its beneficial ownership of such securities by five percent (5%) or more over the percentage so owned by such person, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty percent (20%) of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two (2) consecutive years, individuals who at the beginning of that period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the Company merges or consolidates with any other corporation other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity, or its ultimate parent) at least sixty percent (60%) of the total voting power represented by the Voting Securities, as defined below, of the Company or such surviving entity, or its ultimate parent, outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one (1) transaction or a series of transactions) all or substantially all of the Company’s assets, (iv) the Company commences any case, action or proceeding before any court or governmental body (or a third party commences any such proceeding that remains undismissed by or consented to within sixty (60) days) relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (v) the Company commences any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors.

(c) For purposes of this Agreement, “Voting Securities” means any securities of the Company that vote generally in the election of directors.

(d) Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding or in the defense of any claim, issue or matter therein, the Company must indemnify Indemnitee against all Expenses incurred by Indemnitee in connection therewith.

9. Advances of Expenses.

(a) The Company will advance to Indemnitee, prior to the final adjudication of any Proceeding of this Agreement, any and all Expenses relating to, arising out of or resulting from any Proceeding (other than a Proceeding for which indemnification is excluded pursuant to Section 4(g)) paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee. The right to advances under this Section 9 in all events continues until final disposition of any Proceeding, including all possible appeals therefrom. Advances must be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances must be unsecured and interest free. Advances include any and all reasonable Expenses incurred in pursuing an action to enforce this right of advancement, including Expenses incurred in preparing and forwarding statements to the Company or its insurance carrier(s) to support the advances claimed.

(b) Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within fifteen (15) business days after any request by Indemnitee, the Company must, in accordance with such request (but without duplication), (i) pay such Expenses on behalf of Indemnitee, (ii) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (iii) reimburse Indemnitee for such Expenses.

(c) Indemnitee undertakes to the fullest extent permitted by law to repay the amounts advanced pursuant to this Agreement (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified therefor by the Company. No other form of undertaking may be required other than the execution of this Agreement.

(d) Indemnitee must use commercially reasonable efforts to provide documentation to the Company relating to Expenses as incurred in order to permit the Company to properly deduct the advancement of Expenses pursuant to this Section 9; provided, however, that Indemnitee will only be required to provide such documentation to the extent that such provision will not constitute a waiver of the attorney-client privilege or the work product doctrine.

10.    Enforcement; Presumption of Entitlement.

(a) Any right to indemnification or advances granted by this Agreement to Indemnitee is enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification is denied, in whole or in part; (ii) no disposition of such claim is made within seventy (70) days of request therefor; (iii) payment of indemnification is not made to Indemnitee within ten (10) days of a determination that Indemnitee is entitled to indemnification; (iv) advancement of Expenses is not timely made; or (v) the Company or any other person takes or threatens to take action to declare this Agreement unenforceable or institutes litigation or other action or proceeding to deny or recover from Indemnitee the benefits provided by, or intended to be provided by, this Agreement. Indemnitee, in such enforcement action, if successful in whole or in part, must be entitled to be paid also the Expenses of prosecuting Indemnitee’s claim. The Company must pay interest at the legal rate under Delaware law on all amounts that the Company is obligated to advance or indemnify pursuant to this Agreement, commencing on the date on which the Company must advance Expenses or the earlier of the date of determination of indemnification or seventy (70) days of a request therefor and ending on the date on which payment is made.

(b) It is a defense to any action for which a claim for indemnification is made under Sections 2 and 3 hereof (other than an action brought to enforce a claim for Expenses pursuant to Section 8 hereof) that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 4 hereof.

(c) In any such Proceeding instituted by Indemnitee pursuant to this Section 10, the Company must be precluded, to the fullest extent permitted by law, from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable and must stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

(d) In making any determination concerning Indemnitee’s right to indemnification, it must be presumed that Indemnitee has satisfied the applicable standard of conduct, and to the fullest extent not prohibited by law, the Company has the burden of proof to overcome that presumption by its adducing clear and convincing evidence to the contrary. Neither the failure of the Company (including the Disinterested Directors, the Company’s stockholders, or Independent Counsel) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including the Disinterested Directors, the Company’s stockholders, or Independent Counsel) that such indemnification is improper is a defense to the action or creates a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise. Any judicial proceeding must be conducted in all respects as a trial de novo on the merits and Indemnitee must not be prejudiced by any actual determination by the Company any assertion to the contrary.

(e) For purposes of any determination of good faith, Indemnitee must be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or any Affiliate, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company or any Affiliate in the course of their duties, or on the advice of legal counsel for the Company or an Affiliate or on information or records given or reports made to the Company or an Affiliate by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 10(e) must not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. Whether or not the foregoing provisions of this Section 10(e) are satisfied, it must in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

(f) Subject to Section 7(d), if a determination of whether Indemnitee is entitled to indemnification is not made within forty (40) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification must, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee must be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 40-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 10(f) do not apply (i) if the determination of entitlement to indemnification is to be made by the and if (A) within ten (10) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within sixty (60) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within ten (10) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(a) of this Agreement.

(g) The remedies provided for in this Section 10 are in addition to any other remedies available to Indemnitee at law or in equity or pursuant to the Certificate, the Bylaws or other written agreement between the Company and Indemnitee.

11. Unauthorized Settlements. Any provision herein to the contrary notwithstanding, the Company is not obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding effected by Indemnitee without the Company’s written consent. Further, the Company must not, without the prior written consent of Indemnitee, effect any settlement of: (a) any Proceeding if Indemnitee is or could have been a party, or (b) any Proceeding in which the Company is, or could be, jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Proceeding. Neither the Company nor Indemnitee may unreasonably withhold, delay or condition consent to any proposed settlement; provided, however, that: (i) the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company is also a party in such Proceeding and determines in good faith that such settlement is not in the best interests of the Company and its stockholders, and (ii) Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee requires Indemnitee to take any action other than executing a release of parties providing a release of Indemnitee, or imposes any penalty or other limitation or disqualification on Indemnitee. The Company must notify Indemnitee promptly of the receipt of any settlement offer or if it intends to submit a settlement offer and must provide Indemnitee a reasonable time to consider the offer.

12. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal or state law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

13. Period of Limitations. No legal action may be brought and no cause of action may be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company will be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2)-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period must govern.

14. Subrogation. In the event of payment under this Agreement and after Indemnitee has no more Expenses in respect of a Proceeding, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who must execute all documents required and must do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

15. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement are not exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Certificate or the Bylaws, each as may be amended from time to time, agreement, vote of stockholders or directors, or otherwise.

16. Survival of Rights; Change in Control.

(a) The rights conferred on Indemnitee by this Agreement continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Company or to serve at the request of the Company as a director, officer, trustee, fiduciary, partner, manager, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and will inure to the benefit of Indemnitee’s heirs, executors and administrators.

(b) The Company must require and cause any successor thereto (whether direct or indirect) in connection with a Change in Control, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such Change in Control occurred.

17. Contribution.

(a) If the indemnification provided for by this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those set forth in Section 4 hereof, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, must pay, in the first instance, the entire amount of Expenses incurred by Indemnitee in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b) The Company hereby agrees to indemnify and hold harmless fully to the extent permissible under applicable law Indemnitee from any claims for contribution that may be brought by officers, directors or employees of the Company (other than Indemnitee) who may be jointly liable with Indemnitee.

18. Liability Insurance.

(a) For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee may be subject to any pending or possible indemnifiable claim, the Company must use best efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance, errors and omissions insurance and employment practices insurance providing coverages for directors and/or officers of the Company that are at least substantially comparable in scope and amount to that provided by the Company’s current policies covering directors and officers. The minimum AM Best rating for the insurance carriers of such insurance must be not less than A-VI.

(b) In the event of a Change in Control, the Company must (i) maintain in force any and all insurance policies then maintained by the Company providing liability insurance in respect of Indemnitee, or (ii) require and cause any successor thereto (whether direct or indirect) to obtain and maintain a directors’ and officers’ liability insurance policy (and any other liability insurance policies, including errors and omissions and employment practices, to the extent such liability policies were claims-made policies immediately prior to the Change in Control) that provides coverage for Indemnitee that is at least substantially comparable in scope and amount to that provided to Indemnitee by the Company as of immediately prior to the Change in Control, in each case for the six-year period immediately following the Change in Control. This “tail coverage” must be placed by the Company’s insurance broker and be placed with a carrier or carriers having an AM Best rating that is not less than A-VI.

(c) In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee is entitled to be paid all Expenses incurred by Indemnitee with respect to that action, regardless of whether Indemnitee is ultimately successful in that action, and is entitled to the advancement of Expenses with respect to that action, unless as a part of that action a court of competent jurisdiction over that action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous.

(d) The Company must make available to Indemnitee a copy of all applications, binders, policies, declarations, endorsements and other related materials in respect of policies required to be obtained or maintained pursuant to this Agreement. The Company must not discontinue or significantly reduce the scope or amount of coverage from one (1) policy period to the next without the prior approval thereof by a majority vote of the incumbent directors of the Company, even if less than a quorum. The Company must provide Indemnitee with at least thirty (30) days’ notice of the non-renewal of, cancellation of or failure to pay any premium due in respect of such insurance policies.

19. Optional Trust. The Company may, but is not required to, create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance Expenses pursuant to this Agreement.

20. No Imputation. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself must not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

21. Severability. The provisions of this Agreement are severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions, including without limitation in the same section, paragraph or sentence, must remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) must be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

22. Coverage. This Agreement applies with respect to Indemnitee’s service as Senior Vice President and Chief Human Resources Officer of the Company prior to the date of this Agreement.

23. Governing Law. This Agreement and the relationship of the parties hereto with respect to the subject matter hereof are governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.

24. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement is effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement may be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor may such waiver constitute a continuing waiver.

25. Identical Counterparts; Facsimile. This Agreement may be executed in one (1) or more counterparts, including counterparts transmitted by facsimile or other electronic communication, each of which shall for all purposes be deemed to be an original but all of which together constitute but one (1) and the same Agreement. Only one (1) such counterpart need be produced to evidence the existence of this Agreement. Facsimile signatures, or signatures delivered by other electronic transmission, are as effective as original signatures.

26. Headings. The headings of the sections of this Agreement are inserted for convenience only and must not be deemed to constitute part of this Agreement or to affect the construction hereof.

27. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee will stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprise” includes employee benefit plans; references to “fines” includes any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” includes any service as a director, officer, employee, agent or fiduciary of the Company that imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee must be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

28. Notices. All notices and other communications required or permitted hereunder must be in writing, shall be effective when given, and must in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand or by electronic transmission, (c) one (1) business day after the business day of deposit with overnight courier, freight prepaid, or (d) one (1) day after the business day of delivery by facsimile transmission with answer-back received, if delivered by facsimile transmission, with copy by first class mail, postage prepaid, and must be addressed if to Indemnitee, at Indemnitee’s address as set forth beneath Indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: secretary) or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

29. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Courts of Chancery of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement must be commenced, prosecuted and continued only in that Court, which is the exclusive and only proper forum for adjudicating such a claim

30. Equitable Relief. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the Company and Indemnitee agree that Indemnitee may enforce this Agreement by seeking equitable remedies, including injunctive relief and/or specific performance, without any showing of actual damage or irreparable harm and that by seeking equitable remedies, Indemnitee will not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree that Indemnitee is entitled to such equitable remedies without the necessity of posting bonds or other undertaking in connection therewith. The Company hereby waives any requirement of a bond or other undertaking.

31. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate, the Bylaws, the DGCL and any other applicable law, and must not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder, and this Agreement does not release the Company from its obligations to the extent such obligations have been incurred under the Prior Indemnification Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

AUTOWEB, INC.

By:/s/ Glenn E. Fuller
Glenn E. Fuller
Executive Vice President, Chief Legal
and Administrative Officer and
Secretary

INDEMNITEE

/s/ Sara Partin
Signature

Print Name: Sara Partin

Address: AutoWeb, Inc.
18872 MacArthur Blvd.
Suite 200
Irvine, CA 92612